Exhibit 99.1

Muscle Maker, Inc Posts 228% Revenue Increase in Second Quarter Filing From Addition of Recent Acquisitions and Improving Store Level Sales

Health focused restaurant company experiences significant revenue gains as the integration of recent acquisitions begins to be reported.

League City, Texas, August 19th, 2021 — Muscle Maker, Inc. (Nasdaq: GRIL) the parent company of Muscle Maker Grill, Pokemoto and Superfit Foods, a fast-casual concept known for serving “healthier for you” meals today announced the posting of its second quarter 2021 financial results on August 16th for the 13-week period ending June 30, 2021.

Michael Roper, CEO of Muscle Maker, Inc, commented “this is an exciting time for Muscle Maker as we recently acquired the Pokemoto and Superfit Foods brands and are starting to see the benefit of these acquisitions on our top line revenue. We expect that these acquisitions will provide an opportunity to expand in the exciting ready-made healthy meal prep segment and trending Hawaiian Poke cuisine areas. We recently announced the official launch of franchising for Pokemoto and have already signed a three-location agreement for the Massachusetts market. Hawaiian poke is exploding in popularity. Combine this with the Pokemoto franchising model which we believe has low build out and labor costs, ease of operations, small footprints and an experienced franchise management team and we believe we have a winning combination that should be exciting to potential franchise partners.” These acquisitions bring the total open store count of all entities to 40 corporately owned and franchised locations with seven more locations that have signed leases and are under construction.

Pokemoto (www.pokemoto.com) a Hawaiian Poke bowl concept known for its modern culinary twist on a traditional Hawaiian classic has fourteen locations in four states - Connecticut, Rhode Island, Massachusetts and Georgia and offers up chef-driven contemporary flavors with fresh delectable ingredients that appeals to foodies, health enthusiasts, and sushi-lovers everywhere. Guests can choose from a list of signature bowls or be bold and build their own unique combination of a base, protein and various toppings and nine different sauces. Vegetarian options are available, and the bowl combinations are virtually limitless. The colorful dishes and modern chic dining rooms provide an uplifting dining experience for guests of all ages. Customers can dine in-store or order online via third party delivery apps for contactless delivery. The New Haven Connecticut location is steps away from Yale University reaching countless students and faculty. Universities among other non-traditional opportunities are a focal point in Muscle Maker Grill’s growth strategy.

SuperFit Foods, LLC, (www.superfitfoods.com) a fresh-prepared meal prep service that prepares “healthier for you” meals in a centrally located kitchen in Jacksonville, FL with delivery to local gyms and wellness centers or right to customers doors and offers nation-wide shipping. SuperFit Foods sold over 220,000 meals in 2020.

About Muscle Maker, Inc.

Muscle Maker, Inc. is a collection of “healthier for you” brands delivering high-quality healthy food options to consumers through non-traditional locations such as military bases, universities, ghost kitchens, delivery and direct to consumer ready-made prep options. Brands include: Muscle Maker Grill, Pokemoto, Superfit Foods and multiple ghost kitchen brands such as Meal Plan AF, Wrap it up Wraps, Bowls Deep, Burger Joe’s, MMG Smoothies and Salad Vibes. Our menus feature healthier version of traditional dishes and feature grass fed steak, lean turkey, chicken breast, ahi-tuna, salmon, shrimp, tofu and plant based options. For more information on Muscle Maker, Inc, visit www.musclemakergrill.com, for more information on Pokemoto visit www.pokemoto.com or for more information on Superfit Foods visit www.superfitfoods.com

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:
Muscle Maker Grill Marketing
marketing@musclemakergrill.com

Investor Relations:
IR@musclemakergrill.com